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                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-52092 on Form S-8 and 333-14463 on Form S-3 of ShoLodge, Inc. of our reports dated March 7, 1997, appearing in this Annual Report on Form 10-K of ShoLodge Inc. for the year ended December 29, 1996.



DELOITTE & TOUCHE LLP


Nashville, Tennessee
March 27, 1997